EXHIBIT 10.2

THIS NOTE IS SUBORDINATE TO CERTAIN OBLIGATIONS OF THE COMPANY AS DESCRIBED IN THE BFI LOAN DOCUMENTS (DEFINED HEREIN) AND SUBJECT TO THAT CERTAIN DEBT SUBORDINATION AGREEMENT DATED AS OF THE DATE HEREOF, AS AMENDED OR MODIFIED FROM TIME TO TIME, AMONG BFI BUSINESS FINANCE AND THE HOLDER.

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

IF THIS NOTE HAS BEEN ISSUED WITH "ORIGINAL ISSUE DISCOUNT" WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UPON WRITTEN REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THIS NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS NOTE AND (3) THE YIELD TO MATURITY OF THIS NOTE. TO OBTAIN THIS INFORMATION, A HOLDER SHOULD CONTACT THE CHIEF FINANCIAL OFFICER AT 2070 LAS PALMAS DRIVE, CARLSBAD, CA 92011.

PROMISSORY NOTE No. 2

$500,000 December 18, 2012
San Diego, California

FOR VALUE RECEIVED, Spy Optic Inc., a California corporation, formerly known as Orange 21 North America Inc. (the "Company"), promises to pay to the order of Harlingwood (Alpha), LLC, a Delaware limited liability company, or its registered assigns ("Holder"), the principal sum of Five Hundred Thousand Dollars ($500,000) on April 1, 2014 (the "Maturity Date"), together with fees and interest thereon as provided in Section 2 of this Promissory Note (this "Note").

    Definitions

    . For purposes of this Note, the following terms shall have the following meanings:

    "BFI Loan Documents" means the Loan and Security Agreement, dated as of February 26, 2007, between the Company and BFI Business Finance, as modified by the First Modification to Loan and Security Agreement, dated as of December 7, 2007, as further modified by the Second Modification to Loan and Security Agreement dated as of February 12, 2008, as further modified by the Third Modification to Loan and Security Agreement dated as of June 23, 2008, as further modified by the Fourth Modification to Loan and Security Agreement dated as of January 28, 2010, as further modified by the Fifth Modification to Loan and Security Agreement dated as of April 28, 2010, as further modified by the Sixth Modification to Loan and Security Agreement dated as of December 19, 2011, and as further modified by the Seventh Modification to Loan and Security Agreement dated as of March 1, 2012, and the other Loan Documents as defined therein, and, in each case, as may be further amended, restated, extended, supplemented, or otherwise modified from time to time.

    "Business Day" means any day which is not a Saturday or Sunday or a legal holiday on which national banks are authorized or required to be closed.

    "Common Stock" means the common stock of SPY Inc., a Delaware corporation ("Parent").

    "Common Stock Equivalents" means any securities of Parent which would entitle the holder thereof to acquire at any time Common Stock, including any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

    "Conversion Shares" means, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof.

    "Costa Brava" means Costa Brava Partnership, L.P., a Delaware limited partnership.

    "Costa Brava Line of Credit Note" means the Third Amended and Restated Promissory Note, dated as of August 2, 2012, by the Company in favor of Costa Brava in the original principal amount of $10,000,000 (without giving effect to any accrued PIK Interest), as amended September 6, 2012 and as may be amended, restated, extended, supplemented, or otherwise modified from time to time.

    "Costa Brava Term Note" means the Second Amended and Restated Promissory Note, dated as of August 2, 2012, by the Company in favor of Costa Brava in the original principal amount of $7,000,000 (without giving effect to any accrued PIK Interest), as amended September 6, 2012 and as may be amended, restated, extended, supplemented, or otherwise modified from time to time.

    "Debt" means all liabilities, obligations and indebtedness of every kind and nature of any Person, including, without limitation: (i) all obligations for borrowed money, including, without limitation, all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments or deferred purchase price of property; (ii) obligations as lessee under any leases (including under any capital leases); (iii) any reimbursement or other obligations under any performance or surety bonds, any letters of credit and similar instruments issued for the account of such Person; (iv) all net obligations in respect of any derivative products; (v) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any other Person, or otherwise to assure a creditor against loss; and (vi) obligations secured by any Lien on property owned by such Person, whether or not the obligations have been assumed or are limited in recourse.

    "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory, judgment or other), claim or other priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any capital lease having substantially the same economic effect as any of the foregoing (other than a financing statement filed by a lessor in respect of an operating lease not intended as security).

    "Obligations" means all debts, liabilities, obligations, covenants and duties of the Company howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due, which arise out of or in connection with this Note, including, without limitation, all costs and expenses incurred by Holder in connection with the enforcement of this Note and any interest and fees that accrue to Holder after the commencement by or against the Company of any proceeding under any laws naming the Company as a debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

    "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

    "PIK Interest" means, with respect to any Debt, accrued interest on such Debt payable in kind which is added to the principal balance and due on the Maturity Date. For sake of clarity, no PIK Interest is or may be payable in cash until the Maturity Date.

    "Securities" means, collectively, this Note and the Conversion Shares.

    "Trading Day" means a day on which the principal Trading Market is open for trading.

    "Trading Market" means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE Amex, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing); provided, however, if on the date in question the Common Stock is not listed or quoted for trading on any of the foregoing markets or exchanges, "Trading Market" means the New York Stock Exchange.

    Payment of Interest and Fees

    .

      Interest Generally. Interest shall accrue on the outstanding principal amount of this Note (including all previously capitalized PIK Interest thereon) at a rate equal to 12% per annum (computed on the basis of actual calendar days elapsed and a year of 365 days) payable in kind, as an addition to the outstanding principal amount due hereunder, monthly in arrears on the last day of each calendar month (each such date, an "Interest Payment Date").
      Default Interest. Upon the occurrence and during the continuance of any Event of Default, this Note shall bear interest at a rate per annum equal to 2% plus the rate otherwise applicable to this Note. Such incremental interest (i.e., the additional 2% added during the continuance of an Event of Default) shall be payable in cash.
      Fees. On the date that is seven (7) Business Days after the date hereof, the Company shall pay in cash to Holder a facility fee equal to $10,000.
    Payments

    .

      Form of Payment. All payments of cash interest, principal and fees shall be in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to Holder at such address as previously provided to the Company in writing (which address, in the case of Holder as of the date of issuance hereof, shall initially be the address for Holder as set forth in this Note); provided that Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and Holder's wire transfer instructions. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the immediately succeeding Business Day and such extension of time shall be included in the computation of accrued interest. All payments shall be applied first to outstanding fees, then to accrued interest, and thereafter to principal.
      No Set-Off. The Company agrees to make all payments under this Note without set-off or deduction and regardless of any counterclaim or defense.
      Prepayment. The Company shall have the right to prepay all amounts owed under this Note in whole or in part at any time upon five (5) Business Days prior written notice to Holder.
    Conversion

    .

      Voluntary Conversion. Subject to the provisions of this Section 4, at any time after the date hereof until this Note is no longer outstanding, the outstanding principal amount of this Note (including all previously capitalized PIK Interest thereon) shall be convertible, in whole or in part, into shares of Common Stock at the option of Holder, at any time and from time to time. Holder shall effect conversions by delivering to the Company a notice of conversion (each, a "Notice of Conversion"), specifying therein the principal amount of this Note to be converted, which amount shall be no less than $100,000 (unless the aggregate principal amount that has not been converted is less than $100,000, in which case the amount to be converted shall be no less than remaining aggregate principal amount that has not been converted), and the date on which such conversion shall be effected, which date shall be no earlier than the tenth (10th) Business Day after such Notice of Conversion is deemed delivered hereunder (such date, the "Conversion Date"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that is the tenth (10th) Business Day after such Notice of Conversion is deemed delivered hereunder. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable amount being converted. Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of the principal amount of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.
      Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $1.40, subject to adjustment herein (the "Conversion Price").
      Mechanics of Conversion.
        Conversion Shares Issuable Upon Conversion. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note (including all previously capitalized PIK Interest thereon) to be converted by (y) the Conversion Price.
        Delivery of Certificate Upon Conversion. Not later than five (5) Trading Days after each Conversion Date, the Company shall deliver, or cause to be delivered, to Holder a certificate or certificates representing the number of Conversion Shares being acquired upon the conversion of this Note.
        Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times cause Parent to reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than Holder, not less than such aggregate number of shares of the Common Stock as shall be issuable upon the conversion of the then outstanding principal amount of this Note (including all previously capitalized PIK Interest thereon). The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.
        Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which Holder would otherwise be entitled to acquire upon such conversion, the Company shall, at its election, cause Parent to either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.
        Stock Dividends and Stock Splits. If Parent, at any time while this Note is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by Parent upon conversion of, or payment of interest on, this Note); (B) subdivides outstanding shares of Common Stock into a larger number of shares; (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (D) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.
        Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates; provided, however, that, Parent shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of Holder and Parent shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to Parent the amount of such tax or shall have established to the satisfaction of Parent that such tax has been paid.
    Restricted Securities

    . By accepting the benefits of the Securities, Holder hereby covenants, agrees, represents and warrants the following:

      Own Account. The Securities are characterized as "restricted securities" under the federal securities laws, inasmuch as they are being acquired from the Company and Parent in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "1933 Act") only in certain limited circumstances. In this connection, Holder is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. At the time of conversion, Holder agrees to execute and deliver to the Company a certificate, in such form reasonably acceptable to the Company, affirming that Holder is an accredited investor (as such term is defined by the 1933 Act), qualified to receive restricted securities as of the date of conversion, and has no intent to distribute the same in violation of the 1933 Act.
      Investment Risks. The Securities will not be, and Holder does not have the right to require that the Securities be, registered under the 1933 Act. The Securities may bear one or more of the following legends:
        The following legend under the 1933 Act:

        "THESE SECURITIES HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED, SOLD, PLEDGED OR HYPOTHECATED ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED OR IF THE COMPANY OTHERWISE SATISFIES ITSELF THAT REGISTRATION IS NOT REQUIRED."

        Any legend required by state securities laws.

      The Company agrees to cause Parent to remove promptly, upon the request of a holder of Conversion Shares, said legend from the documents/certificates for such shares following the Company's receipt of evidence reasonably satisfactory to the Company that such shares have been transferred in compliance with the 1933 Act and such removal is also in compliance with the 1933 Act. In addition, the Company agrees to cause Parent to reissue certificates representing any of such shares, without the legend, at such time as the holder of such shares, prior to making any transfer of such shares, provides written notice to the Company describing the manner and terms of such transfer as the Company shall reasonably request to confirm that such transfer will be in compliance with the 1933 Act.

      Purchaser Status. At the time such Holder was offered the Securities, it was, and at the date hereof it is, and at the time of any conversion of the Note it will be, an "accredited investor" as defined in Rule 501(a) under the 1933 Act. Holder is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended.
      Residency. Holder's principal executive offices are at the location set forth in the Section 11 of this Note.
      Experience of Holder. Holder, either alone or together with its representatives (who are unaffiliated with and who are not compensated by the Company or any affiliate of the Company and who are not selling agents of the Company), has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Holder is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.
      General Solicitation. Holder is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting or, to its knowledge, in any other form of general solicitation or general advertisement.
    Default

    .

      Events of Default. For purposes of this Note, any of the following events which shall occur shall constitute an "Event of Default":
        any indebtedness under this Note is not paid when and as the same shall become due and payable, whether at maturity, by acceleration, five (5) days following notice of prepayment or otherwise;
        default shall occur in the observance or performance of any provision of Section 4 of this Note, and such default shall continue uncured for a period of ten (10) days after notice of such default by Holder;
        the Company shall (A) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of itself or any part of its property, (B) become subject to the appointment of a receiver, trustee, custodian or liquidator for itself or any part of its property, (C) make an assignment for the benefit of creditors, (D) fail generally, become unable or admit in writing to its inability to pay its debts as they become due, (E) institute any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, or file a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law, or file an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, or (F) become subject to any involuntary proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally;
        the Company shall (A) liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), (B) suspend its operations other than in the ordinary course of business, or (C) take any action to authorize any of the actions or events set forth above in this Section 6(a)(iv);
        this Note shall for any reason cease to be, or shall be asserted by the Company not to be, a legal, valid and binding obligation of the Company.
      Consequences of Events of Default.
        If (A) any Event of Default shall occur for any reason, whether voluntary or involuntary, and be continuing or (B) Costa Brava declares the outstanding Debt under the Costa Brava Line of Credit Note or the Costa Brava Term Note to be immediately due and payable, Holder may, upon notice or demand, declare the outstanding Obligations under this Note to be due and payable, whereupon the outstanding Obligations under this Note shall be and become immediately due and payable, and the Company shall immediately pay to Holder all such Obligations. Upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the United States Bankruptcy Code, then all Obligations under this Note shall automatically be due immediately without notice of any kind. The Company agrees to pay Holder all out-of-pocket costs and expenses incurred by Holder (including attorney's fees) in connection with the enforcement or protection of its rights in relation to this Note, including any suit, action, claim or other activity of Holder to collect or otherwise enforce the Obligations under this Note or any portion thereof, or in connection with the transactions contemplated hereby.
        Holder shall also have any other rights which Holder may have been afforded under any contract or agreement at any time and any other rights which Holder may have pursuant to applicable law.
    Lost, Stolen, Destroyed or Mutilated Note

    . In case this Note shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of such mutilated Note, or in lieu of this Note being lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of such loss, theft or destruction.

    Waiver of Jury Trial

    . TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE COMPANY (BY ITS EXECUTION HEREOF) AND HOLDER (BY ITS ACCEPTANCE OF THIS NOTE) WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION ARISING OUT OF OR BASED UPON OR RELATING TO THIS NOTE OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING.

    Governing Law

    . This Note shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by, construed under, and enforced in accordance with the laws of the State of New York.

    Amendment and Waiver

    . Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holder.

    Notices

    . Any notice or other communication in connection with this Note may be made and is deemed to be given as follows: (i) if in writing and delivered in person or by courier, on the date when it is delivered; (ii) if by facsimile, when received at the correct number (proof of which shall be an original facsimile transmission confirmation slip or equivalent); or (iii) if sent by certified or registered mail or the equivalent (return receipt requested), on the date such mail is delivered, unless the date of that delivery is not a Business Day or that communication is delivered on a Business Day but after the close of business on such Business Day in which case such communication shall be deemed given and effective on the first following Business Day. Any such notice or communication given pursuant to this Note shall be addressed to the intended recipient at its address or number (which may be changed by either party at any time) specified as follows:

If to the Company:	Spy Optic Inc. 2070 Las Palmas Drive Carlsbad, CA 92011 Facsimile No.: (760) 804-8420 Telephone No.: (760) 804-8421 Attention: Chief Executive Officer
With a copy to:	Spy Optic Inc. 2070 Las Palmas Drive Carlsbad, CA 92011 Facsimile No.: (760) 804-8420 Telephone No.: (760) 804-8421 Attention: Chief Financial Officer
With an additional copy to:	Sheppard, Mullin, Richter & Hampton LLP 12275 El Camino Real, Suite 200 San Diego, CA 92130-2006 Facsimile No.: (858) 509-3691 Attention: John Hentrich, Esq.
If to Holder:	Harlingwood (Alpha), LLC P.O. Box 7033 Rancho Santa Fe, CA 92067 Attention: Fir Geenen Email: fmg@harlingwood.com
With a copy to:	Procopio, Cory, Hargreaves & Savitch LLP 525 B Street, Suite 2200 San Diego, CA 92101 Facsimile No.: (619) 744-5466 Attention: Matthew D. Short, Esq.
  Severability

  . If at any time any provision of this Note shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Note.

  Assignment

  . The provisions of this Note shall be binding upon and inure to the benefit of each of the Company and Holder and their respective successors and assigns, provided that the Company shall not have the right to assign its rights and obligations hereunder or any interest herein. This Note may be endorsed, assigned and transferred in whole or in part by Holder to any other Person, provided, however, that no such endorsement, assignment or transfer be permitted that is not in compliance with securities law or other applicable law.

  Indemnity

  . The Company agrees to indemnify Holder, and its respective directors, officers, employees and agents (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of in any way connected with, or as a result of (i) the execution or delivery of this Note or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby or (ii) any breach by the Company of its obligations under this Note or any agreement or instrument contemplated thereby.

  Remedies Cumulative; Failure or Indulgence Not a Waiver

  . The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note. No failure or delay on the part of Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

  Excessive Interest

  . Notwithstanding any other provision herein to the contrary, this Note is hereby expressly limited so that the interest rate charged hereunder shall at no time exceed the maximum rate permitted by applicable law. If, for any circumstance whatsoever, the interest rate charged exceeds the maximum rate permitted by applicable law, the interest rate shall be reduced to the maximum rate permitted, and if Holder shall have received an amount that would cause the interest rate charged to be in excess of the maximum rate permitted, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing hereunder (without charge for prepayment) and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal, such excess shall be refunded to the Company.

  Further, notwithstanding any other provision herein to the contrary, and without any further action from the parties to this Note, if the fees and interest charged hereunder shall be determined by a court of competent jurisdiction to be a "financial benefit" for purposes of 8 section 203(c)(v) of the General Corporation Law of the State of Delaware, this Note shall be deemed amended to eliminate such fees and reduce such interest rate to 0%. If Holder shall have received any such fees or interest, such amounts shall be applied to the reduction of the principal amount owing hereunder (without charge for prepayment), or if such fees and interest paid to Holder exceed the unpaid balance of principal, such excess shall be refunded to the Company.

  Registered Obligation

  . The Company shall establish and maintain a record of ownership (the "Register") in which it will register by book entry the interest of the initial Holder and of each subsequent assignee in this Note, and in the right to receive any payments of principal and interest or any other payments hereunder, and any assignment of any such interest. The Company shall make appropriate entries in the Register to reflect any assignment promptly following receipt of written notice from the assignor of such assignment. Notwithstanding anything herein to the contrary, this Note is intended to be treated as a registered obligation for federal income tax purposes and the right, title, and interest of Holder and its assignees in and to payments under this Note shall be transferable only upon notation of such transfer in the Register. This Section shall be construed so that this Note is at all times maintained in "registered form" within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related regulations (or any successor provisions of the Code or such regulations).

  Entire Agreement

  . This Note contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Note.

  Waiver of Notice

  . To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

  Subordination

. This Note and each of Holder's rights and privileges hereunder is expressly subject to the terms of that certain Debt Subordination Agreement by and between BFI Business Finance and Holder dated as of the date hereof, as amended or modified from time to time.

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IN WITNESS WHEREOF, each of the undersigned has caused this Note to be duly executed as of the date first above written.

The Company: Spy Optic Inc., formerly known as Orange 21 North America Inc. By: /s/ Michael D. Angel Name: Michael D. Angel Title: Chief Financial Officer and Treasurer

Holder: Harlingwood (Alpha), LLC By: Harlingwood Investment Partners I, LLC, Manager By: /s/Fir Geenen Fir Geenen, Manager